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                             ARTHUR ANDERSEN LLP

                                                                  EXHIBIT 23.1


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 28, 1997 included in Melita International Corporation's Prospectus dated June 4, 1997 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP







Atlanta, Georgia
December 1, 1997